SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934


                                Date of Report
                              November 14, 1997


                           CACI International Inc
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                                   Delaware
                ----------------------------------------------
                (State or other jurisdiction of incorporation)



                                    0-8401
                          ---------------------------
                            (Commission File Number)



                                  54-1345888
                       ---------------------------------
                       (IRS Employer Identification No.)



                              1100 N. Glebe Road
                           Arlington, Virginia 22201
               --------------------------------------------------
               (Address of principal executive offices)(Zip Code)


                                (703) 841-7800
              ----------------------------------------------------
               Registrant's telephone number, including area code

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
---------------------------------------------

On November 3, 1997, CACI International Inc announced that it has completed its acquisition of Government Systems, Inc. (GSI). CACI paid $28 million in cash for the business and net assets of GSI, plus an additional payment of $5.5 million to pay-off an existing debt of GSI. The transaction was funded through borrowings under the company's existing line of credit.

GSI, headquartered in Chantilly, Virginia, has approximately 250 employees worldwide. Its current annual revenues are $36 million. GSI delivers international communications and network-related services to the U.S. Government and other organizations.

A copy of the Company's November 3, 1997 Press Release regarding the acquisition of GSI is attached as an Exhibit to this Report on Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)(1) Financial Statements. Consolidated financial statements for GSI for the years ended March 28, 1997, and March 29, 1996, and Independent Accountants' Report.

(b)(2) Pro Forma financial information. Pro Forma financial information relative to the acquired business for the most recent fiscal year ending June 30, 1997, and for the quarter ending September 30, 1997, shall be filed not later than 60 days after the date of this initial report on Form 8-K.

(c)Exhibits.

Exhibit 99.1 Acquisition Agreement by and among CACI International Inc, CACI, Inc. and Government Systems, Inc. dated as of October 31, 1997.

Exhibit 99.2 Closing Agreement by and among CACI International Inc, CACI, Inc. and Infonet Services Corporation dated as of October 31, 1997.

Exhibit 99.3 Press Release dated November 3, 1997, announcing completion of the GSI business acquisition.

Deloitte &
Touche LLP
----------
 [logo]



              GOVERNMENT SYSTEMS, INC.

              Financial Statements for the Years Ended
              March 28,1997, and March 29,1996, and
              Independent Accountants' Report







---------------
Deloitte Touche
Tohmatsu
International
---------------
    [logo]

Deloitte &
Touche LLP
----------
                   1900 M Street NW          Telephone: (202) 955-4000
                   Washington DC 20036-3564  Facsimile: (202) 955-4294

                  INDEPENDENT ACCOUNTANTS' REPORT

To the Board of Directors
  Government Systems, Inc.
Fairfax, VA

We have audited the accompanying balance sheet of Government Systems, Inc. (the Company) as of March 28, 1997, and March 29, 1996, and the related statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company at March 28, 1997, and March 29, 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


    /s/

[Deloitte & Touche LLP]

May 30, 1997





---------------
Deloitte Touche
Tohmatsu
International
---------------
    [logo]

GOVERNMENT SYSTEMS INC.

BALANCE SHEETS
MARCH 28, 1997, AND MARCH 29,1996
(Dollars in Thousands)
------------------------------------------------------------------------

                                                   March 28,  March 29,
                                                      1997       1996
ASSETS
------

CURRENT ASSETS:
  Cash and cash equivalents (Note 2)                 $ 2,820    $    61
  Accounts receivable                                  8,423      7,129
  Prepaid expenses and other                             149        132
  Costs incurred in excess of billings (Note 3)       14,094     15,292
  Deferred tax asset (Notes 2 and 6)                   1,599        183
                                                     -------    -------

    Total current assets                              27,085     22,797
                                                     -------    -------

PROPERTY AND EQUIPMENT - At cost (Note 2):
  Communication, computer, and related equipment       1,876      1,966
  Leasehold improvements                                 107        101
  Furniture and other equipment                          259        370
                                                     -------    -------

                                                       2,242      2,437
  Less: Accumulated depreciation and amortization      1,861      1,661
                                                     -------    -------

    Net property and equipment                           381        776
                                                     -------    -------

NONCURRENT ASSETS:
  Deferred tax asset (Notes 2 and 6)                     125        310
  Deposits                                                39         36
  Other assets (Note 8)                                  979        777
                                                     -------    -------

    Total noncurrent assets                            1,143      1,123
                                                     -------    -------

TOTAL                                                $28,609    $24,696


                                                              (Continued)

See notes to financial statements.

GOVERNMENT SYSTEMS INC.

BALANCE SHEETS
MARCH 28, 1997, AND MARCH 29,1996
(Dollars in Thousands)
------------------------------------------------------------------------

                                                   March 28,  March 29,
                                                      1997       1996

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable and accrued expenses              $ 5,049    $ 5,514
  Current portion due, long-term debt (Note 7)         4,358      2,663
  Income taxes payable (Notes 2 and 6)                   607         11
                                                     -------    -------

    Total current liabilities                         10,014      8,188

LONG-TERM DEBT (Note 7)                                7,671      2,663

DEFERRED INCOME, COMPENSATION, AND ROYALTIES           1,276      4,785

STOCKHOLDERS' EQUITY:
  Capital stock, $.01 par value per share;
    1,050 issued & outstanding in 1997 and 1996            1          1
  Additional paid-in capital                           3,000      3,000
  Retained earnings                                    6,647      6,059
                                                     -------    -------

    Total stockholders' equity                         9,648      9,060
                                                     -------    -------

TOTAL                                                $28,609    $24,696
                                                     =======    =======


                                                             (Concluded)
See notes to financial statements.

GOVERNMENT SYSTEMS INC.

STATEMENTS OF INCOME
YEARS ENDED MARCH 28, 1997, AND MARCH 29,1996
(Dollars in Thousands)
------------------------------------------------------------------------

                                                        Year Ended
                                                    --------------------
                                                    March 28,  March 29,
                                                      1997       1996

REVENUES (Note 1):
  Communication and computer services                $38,884    $42,034
  Interest and other income                               53         46
                                                     -------    -------

    Total revenues                                    38,937     42,080
                                                     -------    -------

EXPENSES:
  Direct labor                                         5,503      6,183
  Other direct costs                                  23,688     25,122
  Overhead                                             5,952      6,362
  General and administrative                           2,224      2,112
  Interest expense                                       672        261
                                                     -------    -------

    Total expenses                                    38,039     40,040

INCOME BEFORE TAXES                                      898      2,040

INCOME TAXES (Note 6)                                    310        827
                                                     -------    -------

NET INCOME                                           $   588    $ 1,213
                                                     =======    =======

See notes to financial statements.

GOVERNMENT SYSTEMS INC.

STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED MARCH 28, 1997, AND MARCH 29,1996
(Dollars in Thousands)
------------------------------------------------------------------------

                                          Capital
Stock                                    Total
                                         ---------------     Paid-in
Retained    Stockholder's
                                         Shares   Amount     Capital
Earnings       Equity
BALANCE, AT APRIL 1, 1995                 1,050   $ 1         $    -
$4,846        $4,847

  Net income                                   -     -             -
1,213         1,213
  Additional paid-in capital                   -     -
3,000              -         3,000
                                          -----    ---        ------
------        ------

BALANCE, AT MARCH 29,1996                 1,050      1         3,000
6,059         9,060
  Net income                                  -      -
-            588           588

BALANCE, AT MARCH 28,1997                 1,050    $ 1        $3,000
$6,647        $9,648
                                          =====    ===        ======
======        ======

See notes to financial statements.

GOVERNMENT SYSTEMS, INC.

STATEMENTS OF CASH FLOWS
YEARS ENDED MARCH 28,1997, AND MARCH 29,1996
(Dollars in Thousands)
-------------------------------------------------------------------------
                                                   March 28,   March 29,
                                                     1997        1996
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                        $  588     $ 1,213
  Adjustments to reconcile net income to
    net cash used in operating activities:
  Depreciation and amortization                        731         685
  Deferred income taxes                             (1,345)       (195)
  Write-off of software development costs                -       5,548
Changes in assets and liabilities:
               Accounts receivable                  (1,294)       (867)
  Prepaid expenses and other                          (222)       (619)
  Costs incurred in excess of billings               1,198      (8,573)
  Accounts payable and accrued expenses               (465)     (3,043)
  Deferred income, compensation & royalties         (3,509)     (1,833)
  Income taxes payable                                 710       1,093
                                                    ------      ------

    Net cash used in operating activities           (3,608)     (6,591)
                                                    ------      ------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property & equipment                   (336)       (733)
  Software development costs capitalized                 -      (2,911)
                                                    ------      ------
   Net cash used in investing activities              (336)     (3,644)
                                                    ------      ------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings under line of credit                   16,940       8,327
  Repayment on line of credit                      (22,266)     (3,000)
  Borrowings under long-term debt                   13,327           -
 Repayment on long-term debt                        (1,298)          -
  Additional paid-in capital                             -       3,000

    Net cash provided by financing activities        6,703       8,327


NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS                                   2,759      (1,908)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR            61       1,969

CASH AND CASH EQUIVALENTS, END OF YEAR             $ 2,820      $   61

SUPPLEMENTAL DISCLOSURES OF
 CASH FLOW INFORMATION:
  Cash paid during the year for income taxes       $ 1,871      $  577
  Cash paid during the year for interest expense   $   672      $  261


See notes to financial statements.

GOVERNMENT SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED MARCH 28,1997, AND MARCH 29,1996
--------------------------------------------------------------------------


1.    DESCRIPTION OF BUSINESS

Government System, Inc. ("GSI" or the "Company") provides international communications services and products primarily to Federal Government agencies and is headquartered in Chantilly, Virginia. GSI provides its services directly through prime contracts or through subcontracts to other prime contractors. The Company is 39%-owned by Infonet Services Corporation (Infonet), who consolidates GSI in their financial statements.

The Company's principal customers are the Department of Defense, the Department of Transportation, General Services Administration, and other Federal agencies.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition - The company provides services under fixed-price, cost-based, and time-and-materials contracts. For fixed-price contracts, income is recorded on the basis of the estimated percentage of completion of services rendered. Losses, if any, on fixed-price contracts are recognized during the period in which the loss is determined. Fixed-price contracts require management to estimate current and future revenues and costs and the percentage of work complete on a periodic basis. These estimates have a material effect on the financial statements and it is reasonably possible that changes in these estimates will occur in the near term (Note 3). For cost-based contracts, income is recorded by applying an estimated profit factor to costs as incurred, such factor being determined by contract provisions and prior experience. For time-and-materials and other contracts, revenue is recorded as the services or products are delivered to the customer at the contractual rates for labor and other direct costs.

Accounts Receivable - Accounts receivable includes amounts under long-term contracts and subcontracts, principally with the U.S. Government, of $8,422,745 and $7,129,740 at March 28, 1997, and March 29, 1996, respectively.
Included in this amount is $3,181,691 and $562,415 of work-in-process that has been billed in accordance with the contract terms and delivery schedules of the FAA contract (Note 3). The Company believes substantially all accounts receivable to be collectible within one year and no allowance for doubtful accounts is necessary.

Costs Incurred in Excess of Billings - Costs incurred in excess of billings represent those costs to build out, operate, and maintain the network required by the FAA contract. These costs are charged to operations as services are delivered on contract line item numbers (CLIN's) to the customer and accepted. Cash Equivalents - Cash equivalents consist of highly liquid investments purchased with a maturity of less than three months, which are readily convertible into cash.

Concentration of Credit Risk - The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of its cash equivalents, short-term investments, and trade receivables. The Company restricts investment of cash equivalents and short-term investments to financial institutions with high credit standing. Credit risk on trade receivables is minimal as these amounts are due primarily from agencies of the Federal Government.

Depreciation and Amortization - The cost of property and equipment, less applicable residual values, is depreciated over their useful lives, generally on the, straight-line method, from the date the specific asset is complete, installed and ready for normal use, as follows:

    Computers and software        2 years
    Communications equipment      2 years
    Furniture and equipment       2 years
    Leasehold improvements        Shorter of lease term or useful lives

Income Taxes - Deferred income tax assets and liabilities are computed annually for differences between the financial statement and income tax bases of assets and liabilities that will result in taxable or deductible amounts in the future. Such deferred income tax asset and liability computations are based on enacted tax laws and rates applicable to periods in which the differences are expected to impact tax-able income. If necessary, a valuation allowance is established to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the sum of tax payable or refundable for the period and the effect of any changes in deferred income tax assets and liabilities during the period.

Reclassifications - Certain reclassifications have been made to the 1996 financial statement to conform with the 1997 presentation.

3.    COSTS INCURRED IN EXCESS OF BILLINGS

In September 1994, the Company entered into a ten-year contract consisting of five base years and five option years with the Department of Transportation
(DOT) to provide domestic and international communication services under an infinite delivery, infinite quantity, fixed-price contract. In March 1997, the Company submitted a $15.8 million certified claim against the contract for costs incurred and related profit due to a change in scope of the original contract made by the DOT. The basis for the claim is that the network the Company has been required to design, deliver, and manage far exceeded that which had been specified in the contract. At March 28, 1997, the accompanying balance sheet includes approximately $11 million in costs incurred in excess of billings related to this claim.

Currently, the Company and the DOT are in negotiations to settle this claim. Ultimately, the Company expects to settle this matter based upon the terms and conditions of the contract and the facts and circumstances encountered in the execution of the contract. Management believes that the ultimate resolution of this matter will not have a material adverse effect on the accompanying financial statements.

4.    CAPITALIZED SOFTWARE COSTS

During 1996 and 1995, GSI capitalized software development costs of $5,548,000. Management had estimated that these costs would be recovered against current and future business opportunities. During 1996, it was determined that the Company was unwilling to continue to pursue these opportunities and wrote off its investment in this effort.


5.    RETIREMENT PLANS

Pensions - GSI participates in the Infonet Services Corporation (see Note 9) Pension Plan (the Plan), which is a contributory defined benefit pension plan in which substantially all domestic employees are eligible to participate. The benefits for the Plan are based on years of participation and the employee's compensation over the entire period of participation in the Plan.

GSI's portion of the net periodic pension cost for pension plans includes the following components (in thousands):

                                       1997           1996
                                       ----           ----

    Service cost                      $ 132          $ 101
    Interest cost                        88             90
    Actual return on plan assets       (193)          (328)
    Net amortization and deferral        37            215
                                      -----          -----

    Net periodic pension cost         $  64          $  78
                                      =====          =====

The following table sets forth the funded status and amounts recognized in the Company's balance sheet (in thousands):

                                                      Assets
                                                Exceed Accumulated
                                                Benefit Obligations
                                                -------------------
                                                 1997         1996
                                                 ----         ----
Actuarial present value of
  benefit obligations -
    Vested benefit obligation                   $1,124        $  898
    Nonvested benefit obligation                   209           126
                                                ------        ------

Accumulated benefit obligation                  $1,333        $1,024
                                                ======        ======

Projected benefit obligation                    $1,408        $1,179
Plan assets at fair market value                 2,070         1,679
                                                ------        ------
Projected benefit obligation
  less than plan assets                           (662)         (501)
Unrecognized items:
  Net gain                                         698           473
                                                ------        ------

Accrued pension liability                       $   36        $  (28)
                                                ======        ======

Assumptions used in accounting
  for the Company's plans wore:
    Discount or settlement rate                   7.5 %         7.5 %
    Rate of increase in compensation levels       4.5 %         4.5 %
    Expected long-term rate of return on assets   9.0 %         9.0 %


Plan assets include mutual funds and short-term investment funds.

Other Postretirement Benefits - The Company provides health care and life insurance benefits for certain current retirees. The Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," which requires the accrual of certain postretirement benefits other than pensions, primarily health care and life insurance, over the active service period of employees. SFAS No. 106 also requires the recognition of a transition obligation based on the aggregate amount that would have been accrued had the statement been applied in prior years.

The Company adopted SFAS No. 106 effective April 1, 1995. Based on an actuarial study, the transition obligation is estimated at $130,626 at March 28, 1997. The Company has determined that the obligation will be amortized over a 20-year period.

A summary of the components of postretirement medical benefits expense as recorded in the financial statements for the year ended March 28, 1997, is as follows.

                                           1997     1996
                                           ----     ----

Service cost                               $  -     $  -
Interest cost on accumulated
  benefit obligation                          7        7
Actual return on plan assets                  -        -
Amortization of transition amount             7        7
                                           ----     ----

Net periodic postretirement benefit cost   $ 14     $ 14
                                           ====     ====

The funded status of the plans at March 28, 1997, is as follows:


                                                  Postretirement
                                                       Medical
                                                   Benefits Plan
                                                   -------------

Actuarial present value of benefit obligations:
  Vested                                               $(60,993)
  Nonvested                                                   -
                                                       --------

Accumulated benefit obligations                         (60,993)
Effect of estimated future pay increases                      -
                                                       --------

Projected benefit obligation                            (60,993)
Fair value of plan assets                                     -
                                                       --------
Unfunded projected benefit obligation                   (60,993)
Unrecognized net gain                                  (100,778)
Unrecognized net (asset) obligation at transition       130,626
Unrecognized prior-service cost                               -
                                                       --------

Accrued postretirement medical benefit cost            $(31,145)
                                                       ========

A discount rate of 7.50% was used to determine the projected benefit obligation at March 28, 1997. The annual healthcare cost trend rates are assumed to decrease at 1% per year from 13% in 1996 to 6% in 2003 for employees under the age of 65, and from 12% to 6% for employees over 65 for the same period.

401(k) Plan - The Company also maintains for the benefit of all its employees a deferred compensation arrangement established under Section 401(k) of the Internal Revenue Code. Employees may defer up to 15% of their pretax salary. The Company will contribute 75% of employees contributions up to 3% of employee's pretax salary. During the fiscal years ended March 28, 1997, and March 29, 1996, the Company contributions were $211,263 and $224,450, respectively.

6. INCOME TAXES

The provision for taxes on income consists of the following (in thousands):

                              1997        1996
                              ----        ----

Current portion:
  Federal                   $ 1,455      $ 792
  State                         200        230
Deferred portion             (1,345)      (195)
                            -------      -----
                            $   310      $ 827
                            =======      =====

A reconciliation of the Company's statutory and effective U.S. federal income tax expense and rates is as follows (dollars in thousands):

                                          1997      1996
                                          ----      ----

Income tax expense at statutory rate     $ 305      $ 694
State taxes net of federal benefit          40         88
Other                                      (35)        45
                                         -----      -----
                                         $ 310      $ 827
                                         =====      =====

The Company's deferred tax asset results primarily from temporary differences between revenues related to the claim described in Note 3 and reported for financial statement purposes and such revenues for income tax purposes.

7.    COMMITMENTS

Debt - The Company had a line of credit of $10 million with Infonet Services Corporation, a common and preferred shareholder of the Company (Infonet), which was payable on demand. The line was paid in full during 1997. As of March 28, 1997 and March 29, 1996, the Company had $0 and $5,326,000 of borrowings outstanding on this line of credit, which is included in long-term debt.

Long-Term Debt - Long-tem debt consists of notes payable that are collateralized by equipment that had an original cost of approximately $14,000,000 (see Note 3) and is payable in monthly installments through fiscal year 2000. The net book value is included in costs incurred in excess of billings at March 28, 1997. Interest is based on the three month LIBOR rate (5.805% at March 28, 1997) plus a fixed percentage (usually between 1.5% -2%). Long-term debt consists of the following (in thousands):

                                                 1997
                                                 ----

Diamond Lease                                 $ 3,445
Diamond Lease                                   2,925
General Electric Capital Corporation            3,042
Fifth 3rd Bank                                  2,617
                                              -------

                                               12,029
                                              -------

Less: Current maturities on long-tern debt     (4,358)
                                              -------
Long-term debt                                $ 7,671
                                              =======

Maturities of long-term debt are as follows (in thousands):

          1998                $ 4,358
          1999                  4,358
          2000                  3,313
                              -------

                              $12,029
                              =======

Leases - Minimum fixed payments required for the next five years and thereafter under operating leases in effect at March 28, 1997, are as follows(amounts in thousands):

                        Operating Leases
                     Real Estate   Equipment
                     -----------------------

           1998        $  813         $ 51
           1999           534           51
           2000            38           51
           2001             -           51
           2002             -            7
                       ------         ----

                       $1,385         $211
                       ======         ====

Rental expense under noncancellable operating leases for the use of property and equipment amounted to approximately $1,079,000 in 1997 and $1,077,000 in 1996.

8.     DEFERRED COMPENSATION PLANS

The Company has a nonqualified deferred income plan for employees earning over a prescribed amount. Participants may defer receipt of compensation, which is held by the Company in trust and is invested in accordance with the participants' recommendations. The investments are accounted for at fair market value with any adjustments to market made through the deferred compensation liability. At March 28, 1997, and March 29, 1996, the deferred compensation investment balance was $875,261 and $688,257, respectively. The related deferred compensation liability was $959,777 and $774,327, respectively.

9.    RELATED PARTY TRANSACTIONS

The Company provides communications and other support services to Infonet. For the years ended March 28, 1997, and March 29, 1996, the Company earned revenues of $2,937,729 and $7,112,645, respectively, from subcontracts with Infonet. Of the amount earned for the year ended March 29, 1996, $1,061,054 was for installation, maintenance, and depot services. These services were terminated during the first quarter of fiscal year 1997. At March 28, 1997, and March 29, 1996, the accounts receivable balance due from Infonet was $237,933 and $592,026, respectively.

The Company's line of credit with Infonet was $0 at March 28, 1997. The interest expense for the line of credit was $244,045 and $261,000 for the years ended March 28, 1997, and March 19, 1996, respectively.

10.   CAPITAL STOCK

Capital Stock is comprised of the following elements:

                                               Number of
                                             Shares Issued
                                            and Outstanding

     Class A Common                               390
     Class B Common                               390
     Class C Common                               220
     Accumulative Preferred                        50
                                                  ---

       Total shares issued and outstanding      1,050
                                                =====

Common Stock shares include the right to elect all of the Directors at the Company. All dividends and economic benefits, if any, accrue to the Preferred Stockholder.
PAGE

                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        CACI International Inc
--------------------------------------
             (Registrant)


          /s/
By:--------------------------------------
   Arnold D. Morse
   Vice President,
   Assistant General Counsel &
   Assistant Corporate Secretary

   Dated: November 14, 1997